UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 24, 2012

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Radnor-Chester Rd, Suite F-200		19087
(Address of Principal Executive Offices)		(Zip Code)

(610) 977-2482

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As disclosed on Form 8-K filed on September 17, 2012, Universal Business Payment Solutions Acquisition Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) on September 11, 2012 indicating that Nasdaq believed the Company was not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders. Pursuant to the letter, the Company had 45 days in which to submit a plan to regain compliance with the Minimum Public Holders Rule. On October 10, 2012, the Company submitted its plan of compliance to Nasdaq.

In a letter received by the Company on October 24, 2012, Nasdaq accepted the Company’s plan of compliance and granted the Company an extension to regain compliance with the Minimum Public Holders Rule. Pursuant to the letter, the Company now has until February 9, 2013 to regain compliance with the Minimum Public Holders Rule, which it must demonstrate by providing documentation from the Company’s transfer agent that the Company’s common stock and units have a minimum of 300 holders. If the Company fails to regain compliance by February 9, 2013, Nasdaq will provide written notification that the Company’s securities will be delisted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2012

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah
Name: Bipin C. Shah Title: Chairman and Chief Executive Officer

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